SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                October 13, 2000
                                ----------------
                        (Date of earliest event reported)

                        SPINTEK GAMING TECHNOLOGIES, INC.

                                     Nevada
                       -----------------------------------

                 (State or other jurisdiction of incorporation)

   0-27226                                                      33-0134823
   -------                                                      ----------
(Commission                                                     IRS Employer
 File Number)                                                Identification No.)

1857 Helm Drive
Vegas, Nevada                                                       89119
-------------------                                               ----------
(Address of principal                                             (Zip Code)
executive offices)

                                 (702) 263-3660
                                 --------------
                         Registrant's telephone number,
                               including area code

Item 5. Other Events

         The Company believes that its cash balances and cash anticipated to be generated from operations will no longer satisfy the Company's capital, business development and capital expenditure requirements beyond the next few days. The Company has substantial immediate cash needs in order to meet its current obligations, including payroll, sales expenses, marketing and development. The Company is monitoring and reducing expenses where allowable, seeking to renegotiate its obligations, and trying to generate cash immediately through sale or liquidation of existing inventory and borrowing against existing sales contracts, inventory and other assets. Consequently, if the Company is unable to raise additional cash it will not be able to maintain operations and may avail itself of protection of the bankruptcy courts.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   October 16, 2000



SPINTEK GAMING TECHNOLOGIES, INC.



By:      /s/ Gary L. Coulter
         -------------------------
         Gary L. Coulter,
         Chairman of the Board and
         Chief Executive Officer